SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HALLMARK FINANCIAL SERVICES, INC.
(Name of the Registrant as Specified In Its Charter)

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HALLMARK FINANCIAL SERVICES, INC.
777 Main Street, Suite 1000
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 2, 2011

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (the “Company”) will be held in the 11th Floor Conference Room at Carter Burgess Plaza, 777 Main Street, Fort Worth, Texas, at 10:00 a.m., Central Daylight Time, on Thursday, June 2, 2011, for the following purposes:

1.	To elect four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To conduct an advisory vote approving the Company’s compensation of its named executive officers;

3.	To conduct an advisory vote on the frequency of future advisory votes on the Company’s compensation of its named executive officers; and

4.	To transact such other business that may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 15, 2011, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders of the Company are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CECIL R. WISE

Cecil R. Wise, Secretary

Dated:  May 6, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.  IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

HALLMARK FINANCIAL SERVICES, INC.
777 Main Street, Suite 1000
Fort Worth, Texas 76102

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 2, 2011

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hallmark Financial Services, Inc., a Nevada corporation (the “Company”), to be voted at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 2, 2011, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), and at any adjournment thereof.  When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon.  If no direction is indicated on the proxy, the shares represented thereby will be voted for the election of each of the nominees for director and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

Submitting a proxy will not affect a shareholder's right to vote in person at the Annual Meeting.  Any shareholder who gives a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed on a later date, or by making a written request in person at the Annual Meeting that the proxy be returned.  However, mere attendance at the Annual Meeting will not revoke the proxy.

All expenses of preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by the Company.  In addition to solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone or in person.  Such officers and employees who solicit proxies will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares they hold, and the Company may reimburse them for reasonable out-of-pocket expenses they incur in forwarding these materials.

The principal executive offices of the Company are located at 777 Main Street, Suite 1000, Fort Worth, Texas 76102.  The Company's mailing address is the same as that of its principal executive offices.

This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders on or about May 6, 2011.  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2010, is enclosed herewith.  Such Annual Report does not constitute a part of the materials used for the solicitation of proxies.

PURPOSES OF THE MEETING

At the Annual Meeting, the shareholders of the Company will consider the following matters:

1.	Election of four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	An advisory vote on a resolution approving the Company’s compensation of its named executive officers (the “Say-On-Pay Resolution”);

3.	An advisory vote regarding the frequency of future advisory votes on resolutions approving the Company’s compensation of its named executive officers (the “Say-On-Frequency Proposal”); and

4.	Such other business as may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 15, 2011 (the “Record Date”).  On the Record Date, there were 20,124,169 shares of common stock of the Company, par value $0.18 per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting.  There are no cumulative voting rights.  The presence, in person or by proxy, of holders of one-third of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business.  Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast.  The Say-On-Frequency Proposal will also be determined by a plurality of the votes cast.  The affirmative vote of the holders of a majority of the shares of Common Stock actually voted will be required for approval of the Say-On-Pay Resolution and all other matters to come before the Annual Meeting.

Abstentions and broker non-votes will be counted solely for purposes of determining whether a quorum is present at the Annual Meeting.  Pursuant to the Bylaws of the Company, abstentions and broker non-votes will not be counted in determining the number of shares voted on any matter.  Therefore, abstentions and broker non-votes will have no effect on the election of directors or the approval of any other matter submitted to a vote of the shareholders at the Annual Meeting.

ELECTION OF DIRECTORS
(Item 1)

At the Annual Meeting, four directors will be elected for a term expiring at the 2012 annual meeting of the Company's shareholders or when their successors are elected and qualify.  Directors will be elected by a plurality of the votes cast at the Annual Meeting.  Cumulative voting is not permitted in the election of directors.

The Board has proposed the following slate of nominees for election as directors at the Annual Meeting.  None of the nominees was selected on the basis of any special arrangement or understanding with any other person.  None of the nominees bears any family relationship to any other nominee or to any executive officer of the Company.  The Board has determined that all of its nominees other than Mark E. Schwarz meet the current independence requirements of The Nasdaq Stock Market (“Nasdaq”).

In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of each nominee named below.  Each nominee has accepted nomination and agreed to serve if elected.  If any nominee becomes unable to serve before election, shares represented by proxy may be voted for the election of a substitute nominee designated by the Board.

The Board recommends a vote FOR election of each nominee below.

Name	Age	Director Since	Current Position(s) with the Company

Mark E. Schwarz	50	2001	Director and Executive Chairman

Scott T. Berlin	41	2001	Director

James H. Graves	62	1995	Director

Jim W. Henderson	64	2009	Director

Mark E. Schwarz was elected Executive Chairman of the Company in August, 2006.  He served as Chief Executive Officer of the Company from January, 2003 until August, 2006, and as President from November, 2003 through March, 2006.  Since 1993, Mr. Schwarz has, through Newcastle Capital Management, L.P. and Newcastle Capital Group, L.L.C., controlled the general partner of Newcastle Partners, L.P., a private investment firm.  From 1993 until 1999, Mr. Schwarz was also employed as a securities analyst and portfolio manager for Sandera Capital Management, L.L.C. and SCM Advisors, L.L.C., both of which were private investment management firms associated with the Lamar Hunt family. Mr. Schwarz presently serves as Chairman of the boards of directors of Pizza Inn, Inc., an operator and franchisor of pizza restaurants; Bell Industries, Inc., a company primarily engaged in providing computer systems integration services; and Wilhelmina International, Inc., a model management and talent representation company.  Mr. Schwarz is also presently a director of SL Industries, Inc., a developer of power systems used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications.   Within the past five years, Mr. Schwarz has also served as a director of MedQuist, Inc., a provider of clinical documentation workflow solutions in support of electronic health records; Nashua Corporation, a manufacturer of specialty papers, labels and printing supplies; Vesta Insurance Group, Inc., a property and casualty insurance holding company; and WebFinancial Corporation, a banking and specialty finance company.  The Board believes that Mr. Schwarz should serve as a director of the Company due to his extensive business and investment expertise, broad director experience and significant direct and indirect shareholdings in the Company.  (See, Principal Shareholders and Stock Ownership of Management.)

Scott T. Berlin is a Managing Director and principal of Brown, Gibbons, Lang & Company, an investment banking firm serving middle market companies.  His professional activities are focused on the corporate finance and mergers/acquisitions practice.  Prior to joining Brown, Gibbons, Lang & Company in 1997, Mr. Berlin was a lending officer in the Middle Market Group at The Northern Company.  The Board believes that Mr. Berlin should serve as a director of the Company due to his general background in investment banking and his particular experience in advising public and private companies and their boards in merger, acquisition and financing transactions.

           James H. Graves has served as Managing Director and Partner of Erwin, Graves & Associates, LP, a management consulting firm, since 2002.  He has also served as an Executive Vice President of Financial Strategy for DeviceFidelity Inc., a financial services technology company, since 2008.  Mr. Graves was a director, Vice Chairman and Chief Operating Officer of Detwiler, Mitchell & Co., a securities research firm, from 2002 until 2006.  Prior to 2002, he served as a senior executive in Dean Witter Reynolds Investment Banking Division and as the Chief Operating Officer of J.C. Bradford & Company.  Mr. Graves also presently serves as a director of Cash America International, Inc., a company operating pawn shops and jewelry stores; and BankCap Partners, LP, a private equity fund which he co-founded in 2006.  The Board believes Mr. Graves should serve as a director due to his executive leadership and management experience in several businesses, including large corporations and businesses within the financial services industry, his over 30 years of experience analyzing financial statements and his experience as a director of both private and public companies, including his service as chairman of the audit committee of another public company.

Jim W. Henderson became Chairman and Chief Executive Officer of Assured Agencies, LLC, a middle market insurance brokerage firm, in March, 2011.  Mr. Henderson was previously employed by Brown & Brown, Inc., a diversified insurance agency and wholesale broker, as Vice Chairman and Chief Operating Officer since 2007, as Executive Vice President from 1995 to 2007, as Senior Vice President from 1993 to 1995, as Senior Vice President of a predecessor corporation from 1989 to 1993, and as Chief Financial Officer of such predecessor from 1985 to 1989.  He also served as a director of Brown & Brown from 1993 to 2011.  Mr. Henderson is also Chairman of the Board of Trustees of Embry-Riddle Aeronautical University, and is a member of the boards of directors of the School of Business Administration of Stetson University, the Council of Insurance Agents and Brokers, and the Florida Hurricane Catastrophe Fund.  He previously served as Co-Chairman of the Insurance Accounting and Systems Association’s Property & Casualty Committee, President of the Central Florida Chapter of Financial Executives International, and as a member of the board of directors of United Way of Volusia/Flagler Counties and the Ronald McDonald House.  The Board believes that Mr. Henderson should serve as a director of the Company due to his extensive knowledge of and significant executive experience in the property and casualty insurance industry, as well as his prior experience as a director of another public company..

ADVISORY VOTE ON SAY-ON-PAY RESOLUTION
(Item 2)

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-21 promulgated by the Securities and Exchange Commission (“SEC”) pursuant thereto, at the Annual Meeting the Board will submit to the shareholders for a non-binding, advisory vote the following Say-On-Pay Resolution:

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2011 Proxy Statement, including the compensation tables and narrative discussion.”

The advisory vote on the Say-On-Pay Resolution is intended to address the overall compensation of the Company’s named executive officers rather than any specific element or amount of compensation.  This advisory vote on the Say-On-Pay Resolution is not binding on the Board or the Company.  However, the Compensation Committee will take into account the results of the advisory vote on the Say-On-Pay Resolution when considering future executive compensation arrangements.

The Board recommends a vote FOR approval of the Say-On-Pay Resolution.

ADVISORY VOTE ON SAY-ON-FREQUENCY PROPOSAL
(Item 3)

As also required by Section 14A of the Exchange Act and Rule 14a-21 promulgated by the SEC, at the Annual Meeting the Board will submit to the shareholders for a non-binding, advisory vote the following Say-On-Frequency Proposal:

“PROPOSED, that the frequency with which the Company shall submit to its shareholders for an advisory vote a resolution approving the compensation of its named executive officers shall be either (select one):  (i) every year; (ii) every two years; or (iii) every three years.”

This advisory vote on the Say-On-Frequency Proposal is not binding on the Board or the Company.  However, the Board will take into account the results of the advisory vote on the Say-On-Frequency Proposal when scheduling future advisory votes on resolutions to approve the compensation of the Company’s named executive officers.

The Board recommends a vote on the Say-On-Frequency Proposal of EVERY YEAR.
OTHER BUSINESS
(Item 4)

The Board knows of no other business to be brought before the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as they in their discretion may deem appropriate, unless they are directed by the proxy to do otherwise.

BOARD OF DIRECTORS
Leadership Structure and Risk Oversight

Mark E. Schwarz serves as the Executive Chairman of the Company.  In such capacity, he functions as both the chairman of the Board and an executive officer with responsibilities for corporate strategy, capital allocation and management of the Company’s investment portfolio.  Mark J. Morrison serves as the President and Chief Executive Officer of the Company but is not a director.  The Board believes that this leadership structure is appropriate because it permits Mr. Schwarz to provide Board leadership independent of operational management, while still providing the Company the benefit of his business and investment expertise.  As a result, the Board believes that all directors are able to objectively evaluate the management and operations of the Company.  The Board also believes that, as a result of his significant beneficial ownership of Common Stock, Mr. Schwarz’s role as Executive Chairman enhances the focus of the Board on building shareholder value.  (See, Principal Shareholders and Stock Ownership of Management.)

The Board is responsible for providing general oversight over all of the Company’s strategies, operations and affairs, including its management of risk.  The Board and its standing committees regularly discuss material risk exposures, the potential impact of such exposures on the Company and the efforts of management to mitigate the identified risks.  The Company has adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations. Executive management periodically report on the Company’s risk management policies and practices to the Board and relevant standing committees. The Audit Committee reviews the Company’s major financial risk exposures and a number of operational, compliance and strategic risks, including steps to monitor and manage those risks.  The Nomination and Governance Committee also monitors the Company’s corporate governance and certain compliance risks, while the Compensation Committee is primarily responsible for oversight of risks associated with employee relations and compensation strategy.  The Board believes that its leadership structure supports the ability of the Board to effectively oversee the risk management policies and procedures of the Company.

Board Composition

The Board is presently composed of Messrs. Schwarz, Berlin, Graves and Henderson, as well as George R. Manser.  None of these directors was selected on the basis of any special arrangement or understanding with any other person.  None of these directors bears any family relationship to any other director or to any executive officer of the Company.  The Board has determined that all of these directors other than Mark E. Schwarz meet the current Nasdaq independence requirements.  Mr. Manser, age 80, has been a director of the Company since 1995 but is retiring from the Board and will not seek re-election at the Annual Meeting.

George R. Manser is Chairman of Concorde Holding Co. and CAH, Inc. LLC, each a private investment management company.  From 1991 to 2003, Mr. Manser served as a director of State Auto Financial Corp., an insurance holding company engaged primarily in the property and casualty insurance business.  Prior to his retirement in 2000, Mr. Manser also served as Chairman of Uniglobe Travel (Capital Cities), Inc., a franchisor of travel agencies; as a director of CheckFree Corporation, a provider of financial electronic commerce services, software and related products; and as an advisory director of J.C. Bradford & Co.  From 1995 to 1999, Mr. Manser served as the Director of Corporate Finance of Uniglobe Travel USA, L.L.C., a franchisor of travel agencies, and also served as a director of Cardinal Health, Inc. and AmerLink Corp.  From 1984 to 1994, he also served as a director and Chairman of North American National Corporation and various of its insurance subsidiaries.

Information concerning the business experience of Messrs. Schwarz, Berlin, Graves and Henderson is provided under Election of Directors.

Board Committees

Standing committees of the Board of the Company include the Audit Committee, the Nomination and Governance Committee, the Compensation Committee and the Stock Option Committee.  Scott T. Berlin, James H. Graves, Jim W. Henderson and George R. Manser presently serve on the standing committees set forth below.  Mr. Manser is retiring from the Board and will not seek re-election at the Annual Meeting. Mark E. Schwarz does not presently serve on any of these standing committees.

	Audit Committee	Nomination and Governance Committee	Compensation Committee
Scott T. Berlin	X	X	X
James H. Graves	X	X	X
Jim W. Henderson	X		X
George R. Manser		X

Audit Committee.  James H. Graves currently serves as chairman of the Audit Committee.  The Board has determined that all members of the Audit Committee satisfy the current independence and experience requirements of Nasdaq and the SEC.  The Board has also determined that Mr. Graves satisfies the requirements for an “audit committee financial expert” under applicable rules of the SEC and has designated Mr. Graves as its “audit committee financial expert.”

            The Audit Committee oversees the conduct of the financial reporting processes of the Company, including (i) reviewing with management and the outside auditors the audited financial statements included in the Company’s Annual Report, (ii) reviewing with management and the outside auditors the interim financial results included in the Company’s quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls, and (iv) reviewing the independence of the outside auditors.  (See, Audit Committee Report.)  A copy of the Amended and Restated Audit Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com.  The Audit Committee held eight meetings during 2010.

Nomination and Governance Committee.  Scott T. Berlin currently serves as chairman of the Nomination and Governance Committee.  The Nomination and Governance Committee is responsible for advising the Board about the appropriate composition of the Board and its committees, identifying and evaluating candidates for Board service, recommending director nominees for election at annual meetings of shareholders or for appointment to fill vacancies, and recommending the directors to serve on each committee of the Board.  The Nomination and Governance Committee is also responsible for periodically reviewing and making recommendations to the Board regarding corporate governance policies and responses to shareholder proposals.  A copy of the Nomination and Governance Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com.  During 2010, the Nomination and Governance Committee met twice.

The Nomination and Governance Committee strives to identify and attract director nominees of personal integrity whose diversity of business background and experience will represent the interests of all shareholders.  The Nomination and Governance Committee has not established any policy regarding specific minimum qualifications that must be met by a director nominee.  However, factors considered in evaluating potential candidates include educational achievement, managerial experience, business acumen, financial sophistication, insurance industry expertise and strategic planning and policy-making skills.  Depending upon the current needs of the Board, some factors may be weighed more or less heavily than others in the deliberations.  The Nomination and Governance Committee evaluates the suitability of a potential director nominee on the basis of written information concerning the candidate, discussions with persons familiar with the background and character of the candidate and personal interviews with the candidate.

The Nomination and Governance Committee will consider candidates for nomination to the Board from any reasonable source, including shareholder recommendations.  The Nomination and Governance Committee does not evaluate candidates differently based on the source of the proposal.  The Nomination and Governance Committee has not, and has no present intention to, use consultants or search firms to assist in the process of identifying and evaluating director candidates.

Shareholders may recommend director candidates for consideration by the Nomination and Governance Committee by writing to its chairman in care of the Company’s headquarters in Fort Worth, Texas, giving the candidate's name, contact information, biographical data and qualifications.  A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.  The Nomination and Governance Committee has not implemented any formal procedures for consideration of director nominees submitted by shareholders of the Company.  The Nomination and Governance Committee has not received any recommendations of nominees for election to the Board at the 2011 Annual Meeting from any person or group beneficially owning more than five percent of the Common Stock.

Compensation Committee.  Jim W. Henderson currently serves as chairman of the Compensation Committee.  The Compensation Committee reviews, evaluates and recommends to the Board compensation policies of the Company with respect to directors, executive officers and senior management.  The Compensation Committee also administers the Company’s 2005 Long Term Incentive Plan (the “2005 LTIP”).  The Compensation Committee does not have a charter.  The Compensation Committee met four times during 2010.

The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company.  The Compensation Committee also has the authority to grant stock options and other equity awards under the 2005 LTIP.  The Compensation Committee does not delegate any of its authority to any other person.  The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions.  Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Attendance at Meetings

The Board held four meetings during 2010.  Various matters were also approved by the unanimous written consent of the directors during the last fiscal year.  Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served.  The Company has no formal policy with respect to the attendance of Board members at the Annual Meeting, but encourages all incumbent directors and all director nominees to attend each annual meeting of shareholders.  All incumbent directors and director nominees attended the Company's last annual meeting of shareholders held on May 28, 2010.

Compensation of Directors in 2010 Fiscal Year

The Company’s standard compensation arrangement for each non-employee director is currently a $30,000 annual retainer plus a fee of $1,500 for each Board meeting attended in person or telephonically and a fee of $750 for each committee meeting attended in person or telephonically.  The chairman of the Audit Committee also receives an additional $7,500 annual retainer.  No other cash compensation was paid to any non-employee director during 2010.  The Compensation Committee also periodically grants stock options to the directors of the Company.  However, no stock options were granted to any of the directors of the Company during 2010.

The following table sets forth information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

Mark E. Schwarz	195,000	1	—	2	10,914	1	205,914

Scott T. Berlin	45,000		—	2	—		45,000

James H. Graves	51,750		—	2	—		51,750

Jim W. Henderson	45,000		—	2	—		45,000

George R. Manser	36,750		—	2	—		36,750

1
Represents compensation received as an executive officer of the Company.  “All Other Compensation” represents the employee portion of medical coverage paid by the Company and the Company’s matching contributions to employee 401(k) account.  In 2010 and 2009, the Company matched $0.33 for each dollar of employee contribution to the 401(k) plan up to 6% of annual salary, which becomes fully vested after three years of eligible employment.

2	As of December 31, 2010, options to purchase 219,167, 46,667, 30,000, 15,000 and 30,000 shares of Common Stock were outstanding to Messrs. Schwarz, Berlin, Graves, Henderson and Manser, respectively.

Shareholder Communications

           The Board believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary.  Any shareholder communication sent to the Board, either generally or in care of the Executive Chairman, will be forwarded to members of the Board without screening.  Any shareholder communication to the Board should be addressed in care of the Executive Chairman and transmitted to the Company's headquarters in Fort Worth, Texas.  In order to assure proper handling, the transmittal envelope should include a notation indicating “Board Communication” or “Director Communication.” All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified directors.  The Executive Chairman will circulate all such correspondence to the appropriate directors.

EXECUTIVE OFFICERS

The following persons are currently the executive officers of the Company:

Name	Age	Position(s) with the Company

Mark E. Schwarz	50	Executive Chairman and Director

Mark J. Morrison	51	President and Chief Executive Officer

Kevin T. Kasitz	48	Executive Vice President for Commercial Lines and Chief Operating Officer

Brookland F. Davis	47	Executive Vice President for Personal Lines

Jeffrey R. Passmore	43	Senior Vice President and Chief Accounting Officer

No executive officer bears any family relationship to any other executive officer or to any director or nominee for director of the Company.  No director, nominee for director or executive officer of the Company has been involved in any legal proceedings that would be material to an evaluation of the management of the Company.  Information concerning the business experience of Mark E. Schwarz is provided under Election of Directors.

Mark J. Morrison was named President of the Company in April, 2006 and became Chief Executive Officer in August, 2006.  He joined the Company in March, 2004, as Executive Vice President and Chief Financial Officer and was appointed to the additional position of Chief Operating Officer in April, 2005.  Mr. Morrison has been employed in the property and casualty insurance industry since 1993.  Prior to joining the Company, he had since 2001 served as President of Associates Insurance Group, a subsidiary of The Travelers Companies, Inc.  From 1996 through 2000, he served as Senior Vice President and Chief Financial Officer of Associates Insurance Group, the insurance division of Associates First Capital Corporation.  From 1995 to 1996, Mr. Morrison served as Vice President and Controller of American Eagle Insurance Group, and from 1993 to 1995 was Director of Corporate Accounting for Republic Insurance Group.  From 1991 to 1993, he served as Director of Strategic Planning and Analysis at Anthem, Inc.  Mr. Morrison began his career as a public accountant with Ernst & Young, LLP from 1982 to 1991, where he completed his tenure as a Senior Manager.

Kevin T. Kasitz was named an Executive Vice President of the Company effective April, 2006, and became Chief Operating Officer in December, 2006.  He has also served as the President of the Standard Commercial business unit, a functional division of the Company handling standard lines commercial insurance, since April, 2003.  Prior to joining the Company, Mr. Kasitz had since 1991 been employed by Benfield Blanch Inc., a reinsurance intermediary, where he served as a Senior Vice President in the Program Services division (2000 to 2003) and Alternative Distribution division (1999 to 2000), a Vice President in the Alternative Distribution division (1994 to 1999) and a Manager in the Wholesale Insurance Services division (1991 to 1994).  From 1989 to 1991, he was a personal lines underwriter for Continental Insurance Company and from 1986 to 1989 was an internal auditor for National County Mutual Insurance Company, a regional non-standard automobile insurer.

Brookland F. Davis was named an Executive Vice President of the Company in December, 2006, and has also served as the President of the Personal Lines business unit, a functional division of the Company handling personal insurance, since January, 2003.  Since 2001, Mr. Davis had previously been employed by Bankers Insurance Group, Inc., a property/casualty and life insurance group of companies, where he began as the Chief Accounting Officer and was ultimately promoted to President of their Texas managing general agency and head of their nationwide non-standard personal automobile operations.  From 1998 to 2000, he served as Executive Vice President and Chief Financial Officer of Paragon Insurance Holdings, LLC, a multi-state personal lines managing general agency offering non-standard personal automobile and homeowners insurance, which Mr. Davis co-founded.  During 1997, Mr. Davis was a Senior Manager with KPMG Peat Marwick focusing on the financial services practice area.  From 1993 to 1997, he served as Vice President and Treasurer of Midland Financial Group, Inc., a multi-state property/casualty insurance company focused on non-standard automobile insurance.  Mr. Davis began his professional career in 1986 in public accounting, first with Coopers & Lybrand and later with KPMG Peat Marwick, where he ended his tenure in 1992 as a Supervising Senior Tax Specialist.  Mr. Davis is a certified public accountant licensed in Texas and Tennessee.

Jeffrey R. Passmore has served as Senior Vice President and Chief Accounting Officer of the Company since June, 2003, and previously served as Vice President of Business Development for the Company.  Prior to joining the Company in November, 2002, Mr. Passmore had since 2000 served as Vice President and Controller of Benfield Blanch, Inc. and its predecessor E.W. Blanch Holdings, Inc., a reinsurance intermediary.  From 1998 to 1999, he served E.W. Blanch Holdings, Inc. as Assistant Vice President of Financial Reporting.  From 1994 to 1998, he was a senior financial analyst with TIG Holdings, Inc., a property/casualty insurance holding company.  Mr. Passmore began his career as an accountant for Gulf Insurance Group from 1990 to 1993.  Mr. Passmore is a certified public accountant licensed in Texas.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the Chief Executive Officer and the next two most highly compensated executive officers of the Company (the “Named Executive Officers”) for the fiscal years ended December 31, 2010 and 2009.

Name and Current Principal Position	Year	Salary ($)	Bonus ($)1	Option Awards ($)2,	All Other Compensation ($)3	Total ($)

Mark J. Morrison	2010	385,000	—	—	11,458	396,458
President	2009	365,000	140,000	228,000	11,174	744,174
Chief Executive Officer

Kevin T. Kasitz	2010	255,000	—	—	14,841	269,841
Executive Vice President	2009	245,000	80,000	167,200	14,568	506,768
Chief Operating Officer

Brookland F. Davis	2010	260,000	—	—	17,442	277,442
Executive Vice President	2009	235,000	115,000	167,200	17,091	534,291

1
Bonuses earned for each fiscal year were awarded in the following fiscal year.  Of the total bonus amount, 75% was paid when awarded and the remaining 25% is payable in two equal annual installments of cash, without interest, on the first and second anniversaries of the initial payment.  Receipt of the deferred payments is conditioned upon continued employment with the Company.

2
Reflects the fair value of each stock option estimated on the date of grant using the Black-Scholes option pricing model.  Assumptions used in calculating this amount are included in Note 13 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010.  Information concerning material terms of stock option grants is provided under Executive Compensation – Outstanding Equity Awards at 2010 Fiscal Year-End.

3
Represents the employee portion of medical coverage paid by the Company and the Company’s matching contributions to employee 401(k) accounts.  In 2010 and 2009, the Company matched $0.33 for each dollar of employee contribution to the 401(k) plan up to 6% of annual salary, which becomes fully vested after three years of eligible employment.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information concerning all equity awards to the Named Executive Officers which were outstanding as of December 31, 2010, consisting solely of unexercised stock options granted under the 1994 Employee Plan or the 2005 LTIP.

	Number of Securities Underlying Unexercised Options			Option Exercise	Option
Name	Exercisable (#)	Unexercisable (#)		Price ($)	Expiration Date

Mark J. Morrison	16,667	—		7.14	05/27/2015
	20,833	—		11.34	05/25/2016
	60,000	40,000	1	12.52	05/24/2017
	15,000	35,000	1	11.46	05/22/2018
	10,714	64,286	1	6.61	04/01/2019

Kevin T. Kasitz	16,667	—		7.14	05/27/2015
	16,667	—		11.34	05/25/2016
	45,000	30,000	2	12.52	05/24/2017
	11,250	26,250	2	11.46	05/22/2018
	7,857	47,143	2	6.61	04/01/2019

Brookland F. Davis	16,667	—		7.14	05/27/2015
	16,667	—		11.34	05/25/2016
	45,000	30,000	2	12.52	05/24/2017
	11,250	26,250	2	11.46	05/22/2018
	7,857	47,143	2	6.61	04/01/2019

1
Unexercisable options expiring May 24, 2017, vest on May 24, 2011.  Unexercisable options expiring May 22, 2018, vest as to 15,000 and 20,000 shares on May 22, 2011 and 2012, respectively.  Unexercisable options expiring April 1, 2019, vest in seven equal annual installments commencing April 1, 2010.

2
Unexercisable options expiring May 24, 2017, vest on May 24, 2011.  Unexercisable options expiring May 22, 2018, vest as to 11,250 and 15,000 shares on May 22, 2011 and 2012, respectively.  Unexercisable options expiring April 1, 2019, vest in seven equal annual installments commencing April 1, 2010.

Equity Compensation Plan Information

The following table sets forth information regarding shares of the Common Stock authorized for issuance under the Company’s equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
	(a)	(b)	(c)

Equity compensation plans approved by security holders1	1,627,500	$9.66	392,501

Equity compensation plans not approved by security holders	—	—	—

Total	1,627,500	$9.66	392,501

1
Includes shares of Common Stock authorized for issuance under the 2005 LTIP, as well as shares of Common Stock issuable upon exercise of options outstanding under the 1994 Non-Employee Director Stock Option Plan, which terminated in accordance with its terms in 2004.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Certain Relationships

The Executive Chairman of the Company, Mark E. Schwarz, is the managing member of Newcastle Capital Group, L.L.C. (“NCG”), which entity is the sole general partner of Newcastle Capital Management, L.P. (“NCM”), which entity is the sole general partner of Newcastle Partners, L.P., Newcastle Special Opportunity Fund I, L.P., Newcastle Special Opportunity Fund II, L.P. and Newcastle Focus Fund II, L.P. (collectively, the “Newcastle Funds”).  In addition, Mr. Schwarz and NCG are the sole shareholders of DSC Services, Inc., which in turn is the sole shareholder of Detroit Stoker Company (“Detroit Stoker”).  As a result of these relationships, Mr. Schwarz has sole investment and voting control over the shares of Common Stock beneficially owned by NCM, the Newcastle Funds and Detroit Stoker, which collectively are the largest holders of the Common Stock.  (See, Principal Shareholders and Stock Ownership of Management.)

Also as a result of these relationships, the Company, Mr. Schwarz, NCG, NCM and the Newcastle Funds may be deemed a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to their respective investments in Pizza Inn, Inc., an operator and franchisor of pizza restaurants in which Mr. Schwarz serves as Chairman of the board of directors.  During 2010 and 2009, the Company purchased an aggregate of 647,284 shares of the common stock of Pizza Inn in the open market at an average price of $1.31 per share.  As of April 15, 2011, the Company held approximately 12.9% of the total outstanding shares of the common stock of Pizza Inn.  The Company has no other financial transactions, arrangements or relationships with Pizza Inn.

Jeffrey L. Heath, who previously served as President of the Company’s Excess & Umbrella business unit, was the seller from whom the Company acquired its majority interests in the subsidiaries now comprising the Excess & Umbrella business unit.  At the time of this transaction, there was no material relationship between Mr. Heath and the Company.

Acquisition of Excess & Umbrella Business Unit

In August, 2008, the Company acquired from Jeffrey L. Heath 80% of the issued and outstanding membership interests in Heath XS, LLC and Hardscrabble Data Solutions, LLC, each a New Jersey limited liability company (collectively, the “Heath Group”), for aggregate cash consideration of $15.0 million.  In connection with the acquisition, the Company executed an Amended and Restated Operating Agreement for each of Heath XS, LLC and Hardscrabble Data Solutions, LLC (collectively, the “Operating Agreements”).  The Operating Agreements provide for management of the Heath Group by three managers, two of whom are appointed by the Company and one of whom is appointed by Heath Holdings, LLC (“Heath Holdings”), which is controlled by Mr. Heath.  Although most matters may be approved by a majority of the managers, the Operating Agreements specify certain matters requiring unanimous approval of the managers.  The Operating Agreements also grant certain preemptive rights, provide for allocation of profits and losses and distributions of available cash, restrict transfers of membership interests and specify certain “co-sale” and “drag-along” rights.

In addition, the Operating Agreements grant to the Company the right to purchase the remaining 20% membership interests in the Heath Group and grant to Heath Holdings the right to require the Company to purchase such remaining membership interests (the “Put/Call Option”).  The Put/Call Option becomes exercisable by either the Company or Heath Holdings upon the earlier of August 29, 2012, the termination of the employment of Mr. Heath by the Heath Group or a change of control of the Company.  If the Put/Call Option is exercised, the Company would have the right or obligation to purchase the remaining 20% membership interests in the Heath Group for an amount equal to nine times the average Pre-Tax Income (as defined in the Operating Agreements) for the previous 12 fiscal quarters.

CODE OF ETHICS

The Board has adopted a Code of Ethics applicable to all of the Company’s employees, officers and directors.  The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics.  This Code of Ethics is posted on the Company’s website at www.hallmarkgrp.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC.  Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that all such reports were timely filed during and with respect to the fiscal year ended December 31, 2010, except that (i) Mr. Manser was late filing one Form 4 reporting the exercise of director stock options, and (ii) Detroit Stoker was late filing one Form 4 reporting one purchase of Common Stock.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by (i) the Named Executive Officers, (ii) each current director and nominee for director of the Company, (iii) all current executive officers and current directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock.  Except as otherwise indicated, (a) the persons identified in the table have sole voting and dispositive power with respect to the shares shown as beneficially owned by them, (b) the mailing address for all persons is the same as that of the Company, and (c) the current directors and executive officers have not pledged any of such shares as security.

Shareholder	No. of Shares Beneficially Owned	Percent of Class Beneficially Owned

Mark E. Schwarz1	7,835,887	38.8

Mark J. Morrison2	263,929	1.3

Kevin T. Kasitz3	172,974	*

Brookland F. Davis4	228,959	1.1

Scott T. Berlin5	40,000	*

James H. Graves6	44,659	*

Jim W. Henderson7	38,000	*

George R. Manser8	85,164	*

All executive officers and current directors, as a group (9 persons)9	8,801,238	42.2

Newcastle Partners, L.P.10	3,539,075	17.6

Newcastle Special Opportunity Fund I, L.P. 10	1,643,965	8.2

Newcastle Special Opportunity Fund II, L.P. 10	1,630,865	8.1

Bares Capital Management, Inc. 11	1,925,312	9.6

Dimensional Fund Advisors LP12	1,327,870	6.6

*	Represents less than 1%.

1
Includes 72,143 shares which may be acquired by Mr. Schwarz pursuant to stock options exercisable on or within 60 days after the Record Date, 6,851,185 shares owned by the Newcastle Funds and 856,533 shares owned by Detroit Stoker.  (See Transactions with Related Persons – Certain Relationships and Notes 9 and 10, below.)

2	Includes 188,929 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

3	Includes 146,548 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

4
Includes 146,548 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date and 2,372 shares held by Mr. Davis' spouse, over which shares Mr. Davis shares voting and dispositive power.

5	Includes 30,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

6	Includes 30,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

7	Includes 15,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

8
Includes 30,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date and 4,013 shares held by Mr. Manser's spouse, over which shares Mr. Manser shares voting and dispositive power.

9	Includes 750,834 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

10	Does not include shares beneficially owned by Mark E. Schwarz, Detroit Stoker or the other Newcastle Funds. (See Transactions with Related Persons – Certain Relationships.)

11
Per Schedule 13G/A filed April 8, 2011, includes 1,906,767 shares over which Bares Capital Management, Inc. shares voting and dispositive power. The address of Bares Capital Management, Inc. is 221 W. 6th Street, Suite 1225, Austin, Texas 78701.

12
Per Schedule 13G/A filed February 11, 2011, includes 47,335 shares over which Dimensional Fund Advisors LP has no voting power.  The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board in accordance with applicable rules of the SEC and Nasdaq.  A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.hallmarkgrp.com.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process.  In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and is authorized to retain outside counsel, auditors or other experts for this purpose.  Subject to any action that may be taken by the full Board, the Audit Committee also has the authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accountants.

The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements.  The role of the Audit Committee is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent registered public accountants.  The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Audit Committee received from the independent registered public accountants the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accountants their independence.

Based on the Audit Committee's review and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2010.

Respectfully submitted by the Audit Committee:

James H. Graves (chairman)
Scott T. Berlin
Jim W. Henderson

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP (“KPMG”) reported on the Company's consolidated financial statements for the fiscal years ended December 31, 2008 and 2009.  The Company dismissed KPMG on April 5, 2010, and on April 6, 2010, retained Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2010 fiscal year.  The decision to change auditors was approved by the Audit Committee.  The Audit Committee has again selected E&Y as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2011 fiscal year.  Representatives of E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

KPMG’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2008 and 2009, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the two fiscal years ended December 31, 2009 and the subsequent interim period preceding the dismissal of KPMG, (i) there was no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their reports, (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K,  and (iii) the Company did not consult with E&Y regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.  A copy of a letter from KPMG to the SEC concurring with the foregoing statements is attached as Exhibit 16.1 to the Company’s Form 8-K filed on April 8, 2010.

The following table presents fees for professional services rendered by E&Y and KPMG for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2010 and 2009, respectively, as well as fees billed for other services rendered by the principal accountant during each period.

	Fiscal 2010	Fiscal 2009

Audit Fees1	$746,593	$853,006

Audit-Related Fees2	$14,679	$4,000

Tax Fees	—	—

All Other Fees	—	—

1	Reflects fees for services attributable to the indicated fiscal year, a portion of which fees were paid in the subsequent fiscal year.

2
Audit-related fees in fiscal 2010 pertained primarily to services in connection with the acquisition of Hallmark County Mutual Insurance Company and the response to an SEC comment letter.  Audit-related fees in fiscal 2009 pertained to services in connection with the Company’s filing of a registration statement on Form S-8.

The Audit Committee has pre-approved the retention of E&Y to perform audit and non-audit services in an amount up to $5,000, provided that (i) the chairman of the Audit Committee is notified of each such retention within 48 hours, and (ii) the annual aggregate of such pre-approved services does not exceed $15,000.  The current policy of the Audit Committee is to review and approve all other proposed audit and non-audit services prior to the engagement of independent registered public accountants to perform such services.  Review and approval of such services generally occur at the Audit Committee's regularly scheduled quarterly meetings.  In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services.  Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2010 and 2009, all pre-approved audit and non-audit services performed by E&Y were in accordance with the policies and procedures established by the Audit Committee and all other audit and non-audit services performed by the Company’s independent registered public accountants were approved in advance by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Any shareholder desiring to submit a proposal for inclusion in the proxy material relating to the 2012 annual meeting of shareholders must do so in writing.  The proposal must be received at the Company's principal executive offices by January 6, 2012.  In addition, with respect to any matter proposed by a shareholder at the 2012 annual meeting but not included in the Company's proxy materials, the proxy holders designated by the Company may exercise discretionary voting authority if appropriate notice of the shareholder proposal is not received by the Company at its principal executive office by March 22, 2012.

By Order of the Board of Directors,

/s/ CECIL R. WISE

Cecil R. Wise, Secretary

May 6, 2011
Fort Worth, Texas

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
HALLMARK FINANCIAL SERVICES, INC.
TO BE HELD JUNE 2, 2011

The undersigned hereby appoints Mark E. Schwarz, Mark J. Morrison, Kevin T. Kasitz and Brookland F. Davis, and each of them individually, as the lawful agents and Proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of Hallmark Financial Services, Inc. held of record by the undersigned as of April 15, 2011, at the Annual Meeting of Shareholders to be held on June 2, 2011, or at any adjournment thereof. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxies may do by virtue hereof.

1.	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Instructions:  To withhold authority to vote for any nominee, mark the space beside the nominee's name with an "X".

Mark E. Schwarz ☐	Scott T. Berlin ☐	James H. Graves ☐	Jim W. Henderson ☐

2.	ADVISORY VOTE ON SAY-ON-PAY RESOLUTION:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	ADVISORY VOTE ON SAY-ON-FREQUENCY PROPOSAL:

☐ EVERY YEAR	☐ EVERY TWO YEARS	☐ EVERY THREE YEARS

4.	OTHER BUSINESS: In their discretion, the Proxies are authorized to vote on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder.  IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM 1, FOR THE SAY-ON-PAY RESOLUTION, AND IN FAVOR OF EVERY YEAR WITH RESPECT TO THE SAY-ON-FREQUENCY PROPOSAL.

Please sign below exactly as your shares are held of record.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Date: , 2011
Signature

Signature, if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.  PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS.  ☐